Exhibit 99.1

ROC Reports Second-Quarter 2026 Revenue Doubled Sequentially; Steady Government Contract Activity Delivers 41% YoY R&D Revenue Growth

Revenue reached $5.1 million; Gross margin improved to 90% from 80% in the prior year

Broad Vision AI platform traction drove strong growth in ROC SDK, ROC ABIS, and ROC Enroll

ROC Evidence achieves milestone upon 2Q26 commercialization, generated first revenue ahead of plan

DENVER, CO, August 13, 2026 - Rank One Computing Corporation d/b/a ROC, (Nasdaq: ROC) (“ROC” or the “Company”), a U.S. leader in Vision AI, building unified biometric, video analytics, and decision intelligence solutions, today announces financial results for the second quarter ended June 30, 2026.

“In 2Q, ROC’s revenue nearly doubled sequentially to $5.1 million, gross margin expanded to 90%, and government R&D revenue increased 41% year over year,” said B. Scott Swann, ROC’s Chief Executive Officer. “These results demonstrate measurable progress in our contract revenue due to improving government program activity and broader commercialization across our Vision AI platform. ROC SDK, ROC ABIS, and ROC Enroll each delivered significant revenue growth, while ROC Evidence generated its first commercial revenue ahead of plan.”

“Importantly, in the first quarter, we indicated our outlook on government procurement activity was beginning to improve. Consistent with the outlook, ROC’s government contracting activity and revenue demonstrated this improvement. This increase in contract revenue gives us greater confidence in an anticipated revenue ramp during the second half of 2026. Our long-term strategy remains unchanged, with a focus on converting this activity into larger, longer-duration programs while expanding commercial adoption across our product portfolio,” concluded Mr. Swann.

Second Quarter 2026 and Recent Business Updates

•
Awarded a $4.9 million follow-on R&D contract with a U.S. Department of War (DoW) agency to advance Vision AI capabilities in support of augmented warfighter operations
•
ROC Evidence generated its first commercial revenue through an early-adopter deployment with the U.S. Drug Enforcement Administration (DEA), previously announced in first quarter 2026, achieving this commercial milestone ahead of plan
•
Converted ROC ABIS’s first two pilot customers, announced in the first quarter of 2026, into long-term commercial deployments, demonstrating successful progression from evaluation to adoption
•
Continued to expand the ROC Watch customer base and maintained the relationship with the government agency associated with the deployment in the prior-year period
•
ROC SDK growth supported by new and expanded customer deployments
•
ROC Enroll program expansion with MTN in South Africa across regional footprint

Second Quarter 2026 Corporate Highlights and Subsequent Events

•
Entered into a definitive agreement to acquire Zuccaro Technical Consulting LLC (ZTC), adding digital forensics capabilities designed to accelerate the commercial expansion of ROC Evidence. Closing is expected to occur during the third quarter of 2026, subject to customary closing conditions
•
Received Developmental Testing and Evaluation Designation (DT&E) for ROC Watch under the U.S. Department of Homeland Security SAFETY Act, providing certain federal liability protections for ROC and customer organizations that deploy the platform
•
Achieved leading global rankings in National Institute of Standards and Technology (NIST) benchmarks for fastest search speed and identification accuracy in the NIST ELFT latent fingerprint evaluation and across multiple NIST FRIF fingerprint search benchmarks, further validation of ROC’s American-made technology for large-scale ABIS applications
•
Appointed Dr. Kathleen Kiernan, former federal law-enforcement and national-security executive, to the Company’s Board of Directors
•
Formed an official Homeland Security and Intelligence division led by first Senior Advisor Steven L. McQueen, former FBI Threat Screening Center Director
•
Named “Facial Recognition System of the Year” in the 2026 AI Breakthrough Awards

Second Quarter 2026 Financial Results (as compared to Second Quarter 2025)

Revenue of $5.1 million increased approximately $0.1 million, or 2% for the three months ended June 30, 2026, compared to $5.0 million for the three months ended June 30, 2025. The increase reflected higher R&D contract revenue due to an increased pace in government funding activity in the second quarter of 2026, which more than offset lower product revenue related to the completion of a mission-focused ROC Watch deployment.

On a sequential basis, second-quarter revenue increased approximately 100% from $2.5 million, in the first quarter of 2026. The sequential increase in revenue was largely driven by an expanded government program, totaling $4.9 million, which was previously delayed due to the slowdown in government funding activity through early 2026.

Product revenue was $2.1 million for the three months ended June 30, 2026, a decrease of $0.7 million, or 26%, from $2.8 million for the three months ended June 30, 2025. The decline was the result of a mission-focused ROC Watch deployment, which commenced in the first quarter of 2025, successfully expanded, and was subsequently completed in the fourth quarter of 2025.

As reflected in ROC Watch’s second quarter revenue, certain mission deployments are phased and finite in nature. The Company continued to expand its ROC Watch customer base during the quarter and is encouraged by the ongoing relationship with the government customer associated with the completed program for potential future opportunities.

During the second quarter of 2026, ROC’s Vision AI products generated strong growth partially offsetting the year-over-year decrease in ROC Watch revenue:

•
ROC SDK revenue was $1.6 million, a YoY increase of 84%, from $0.9 million, reflecting new customers and expansion opportunities
•
ROC ABIS revenue was $164,000, a YoY increase of 723%, from approximately $20,000, reflecting initial commercialization and early-adopter activity
•
ROC Enroll revenue was approximately $83,000, a YoY increase of 125%, from approximately $37,000, representing commercial expansion across MTN’s national telecom network in South Africa
•
ROC Evidence secured a monetization opportunity ahead of plan, generating approximately $18,000 of initial commercial revenue

Government R&D contract revenue was approximately $3.0 million for the three months ended June 30, 2026, an increase of approximately $0.9 million, or 41%, from $2.1 million for the three months ended June 30, 2025. The increase primarily reflected revenue recognized from a significant government contract expansion awarded during the quarter and improving government contracting activity following the slower award environment experienced in late 2025 and early 2026.

The pace of new contract awards and customer order placement during the quarter indicates steady progress in government contracting activity following the slower award environment experienced in late 2025 and early 2026.

Gross profit was $4.6 million for the three months ended June 30, 2026, an increase of $0.6 million, or 14%, compared with $4.0 million for the three months ended June 30, 2025. Additionally, gross margin expanded to 90% for the three months ended June 30, 2026, from 80% for the three months ended June 30, 2025. The improvement primarily reflected a higher contribution of software license revenue and lower cost of sales. Gross margin may fluctuate between reporting periods depending on product mix and the level of government R&D contract activity.

Operating expenses totaled $5.3 million for the three months ended June 30, 2026, compared to $3.2 million for the three months ended June 30, 2025. The increase reflects planned growth investments following the Company’s initial public offering in February 2026. In addition, research and development expenses of $2.0 million reflect continued investment in engineering personnel and the development and enhancement of ROC’s Vision AI products. The Company also made significant strategic capital investments to expand high-performance data center infrastructure, including private cloud and SaaS delivery environments, securing the underlying compute scale required to power high-throughput enterprise analytics.

Net loss was $0.8 million for the three months ended June 30, 2026, compared with net income of $0.6 million for the three months ended June 30, 2025. Basic and diluted net loss per share was ($0.04) for the three months ended June 30, 2026, compared with basic and diluted net income per share of $0.04 for the three months ended June 30, 2025.

As of June 30, 2026, ROC had $11.9 million in cash, $14.8 million in working capital, and no debt outstanding following the full repayment of its revolving credit facility.

Business Outlook

Based on current contract schedules, ROC expects government revenue to increase in the third quarter of 2026, with continued program activity and related revenue in the fourth quarter.

The Company remains focused on near-term priorities to build a larger base of product and support revenue through converting government contract activity into larger and longer-duration programs, advancing ROC ABIS early adopters and pilot programs to expanded deployments, building upon the initial monetization of ROC Evidence and ROC Access, expanding ROC Watch deployments across new and active customers, finalizing the acquisition of ZTC, and continuing active discussions with anchor ROC ABIS and ROC Evidence customers.

Further, ROC believes its long-term revenue profile will be supported by expanding its anchor government customer relationships into multi-year programs that drive high-margin, recurring revenue related to ROC product and support services.

Conference Call Information

ROC will host a conference call today, August 13, 2026, at 4:30 PM ET to discuss the results for the second quarter of 2026 and conduct a question-and-answer session. The dial-in number for the conference call is (877) 270-2148 (toll-free) or (412) 317-6060 (international). Please dial into the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will be available on ROC’s Investor Relations website at https://investors.roc.ai/. A replay of the webcast will be available on ROC’s Investor Relations website for one year following the call.

About ROC

ROC is a leading U.S. developer and manufacturer of Vision AI, delivering sovereign biometrics, video analytics, and mission intelligence through a unified platform. This enables agency and integrator partners to unlock faster, more accurate, and cost-efficient capabilities. At its core, ROC transforms raw pixels into real-time operational awareness for defense, public safety, and digital commerce. The Company is headquartered in Denver, Colo., with additional hubs in Grand Rapids, Mich., and Morgantown, W.V. For more information, please visit the Company’s website: www.roc.ai.

Forward-Looking Statements

This Earnings Release and materials included contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995, as amended. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current views about future events and financial performance based on certain assumptions. They include opinions, forecasts, intentions, plans, goals, projections, guidance, expectations, beliefs or other statements that are not statements of historical fact. Forward-looking statements can be identified by terminology such as “will,” “may,” “should,” “could,” “would,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” "targets," "projects," "forecasts," "guidance," "outlook," “approximates,” “predicts,” “potential,” “continue,” "likely," "ongoing," “confident,” and similar statements, or the negative or other variation of such expressions, and similar expressions may identify a statement as a forward-looking statement. Any statements that are not historical facts or that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results and the development of our products, are forward-looking statements. The Company may also make written or oral forward-looking statements in its periodic reports filed with or furnished to the U.S. Securities and Exchange Commission (the "SEC"), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy, and other future conditions, and involve known and unknown risks, uncertainties, and other factors — many of which are outside the Company's control — that could cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Such factors include, but are not limited to: the Company's ability to execute on its goals and strategies; its future business development, financial condition, results of operations, and cash flows; competitive dynamics and changes in the markets in which the Company operates; macroeconomic and geopolitical conditions, including inflation, interest rates, tariffs, trade policy, and currency fluctuations; the Company's ability to attract, retain, and develop talent; cybersecurity incidents and information technology disruptions; the Company's ability to protect its intellectual property; the impact of artificial intelligence and other emerging technologies on the Company's business; supply chain disruptions; changes in laws, regulations, and government policies, including tax, trade, data privacy, environmental, and AI-related regulation; legal proceedings and regulatory inquiries; climate-related risks and the Company's sustainability initiatives; and the other risks and uncertainties described under "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as updated by the Company's subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are accessible on the SEC's website at www.sec.gov. The public can also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You should not place undue reliance on any forward-looking statement. All forward-looking statements contained in this earnings release speak only as of the date of this earnings release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise that may arise after the date of this Earnings Release.

RANK ONE COMPUTING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Sales	$5,092,982	$4,968,922	$7,641,624	$8,142,444
Cost of sales	526,273	974,427	1,069,267	1,634,164
Gross profit	4,566,709	3,994,495	6,572,357	6,508,280

Operating expenses:
Selling, general and administrative	3,272,434	1,821,576	6,205,656	3,798,292
Research and development	2,069,768	1,349,326	4,157,535	2,903,572
Total operating expenses	5,342,202	3,170,902	10,363,191	6,701,864
Operating (loss) income	(775,493)	823,593	(3,790,834)	(193,584)

Other income (expense)
Interest income (expense)	10,705	(12,895)	(8,712)	(23,095)
Other income (expense)	(51,725)	—	(55,161)	—
Total other expense	(41,020)	(12,895)	(63,873)	(23,095)
(Loss) income before tax	(816,513)	810,698	(3,854,707)	(216,679)
Provision for (benefit from) income taxes	—	229,494	—	(61,319)
Net (loss) income	$(816,513)	$581,204	$(3,854,707)	$(155,360)

Earnings (loss) per share — basic	$(0.04)	$0.04	$(0.22)	$(0.01)
Earnings (loss) per share — diluted	$(0.04)	$0.04	$(0.22)	$(0.01)
Weighted-average shares — basic	19,080,127	14,999,087	17,859,295	14,992,287
Weighted-average shares — diluted	19,080,127	16,099,632	17,859,295	14,992,287

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CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash	$11,913,463	$270,560
Accounts receivable, net	5,590,579	4,155,230
Prepaid expenses and other current assets	694,910	420,785
Total current assets	18,198,952	4,846,575

Property and equipment, net	1,030,318	268,569
Intangible assets, net	4,759	5,519
Operating lease right-of-use asset	945,954	1,088,181
Capitalized software, net	1,755,147	726,582
Other assets	35,643	30,195
Total non-current assets	3,771,821	2,119,046

Total assets	$21,970,773	$6,965,621

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$2,117,986	$2,802,961
Deferred revenue	954,360	1,382,995
Line of credit	—	1,839,891
Current portion of operating lease liabilities	312,328	306,113
Total current liabilities	3,384,674	6,331,960

Long-term operating lease liabilities	755,967	912,229
Deferred tax liability	13,703	13,703
Other long-term liabilities	8,879	—
Total long-term liabilities	778,549	925,932

Total liabilities	4,163,223	7,257,892
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 100,000,000 shares authorized; 19,080,127 and 15,021,650 shares issued and outstanding as of June 30, 2026, and December 31, 2025, respectively	190,801	150,217
Additional paid-in capital	26,140,399	4,226,455
Accumulated deficit	(8,523,650)	(4,668,943)
Total stockholders’ equity (deficit)	17,807,550	(292,271)
Total liabilities and stockholders’ equity	$21,970,773	$6,965,621

RANK ONE COMPUTING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(3,854,707)	$(155,360)
Adjustments to reconcile net income to net cash used in operating activities:
Stock-based compensation	472,257	180,446
Depreciation and amortization	164,232	69,164
Non-cash lease expense	175,424	175,502
Change in expected credit losses	25,200	104,220
Changes in assets and liabilities:
Accounts receivable, net	(1,460,549)	63,568
Prepaid expenses and other current assets	(274,125)	41,743
Deferred tax asset	—	(61,319)
Other assets	(5,448)	—
Deferred revenue	(428,635)	(775,712)
Accounts payable and accrued expenses	(684,975)	404,185
Lease liability	(183,245)	(172,627)
Other long term liabilities	8,879	—
Net cash used in operating activities	(6,045,692)	(126,190)

Cash flows from investing activities:
Purchases of property and equipment	(864,485)	—
Capitalized software	(1,089,301)	(354,171)
Net cash used in investing activities	(1,953,786)	(354,171)

Cash flows from financing activities:
Net proceeds from issuance of common stock	21,482,271	—
Proceeds from the exercise of stock options	—	8,106
Repayment to the line of credit, net	(1,839,890)	(192,859)
Net cash provided by (used in) financing activities	19,642,381	(184,753)

Net change in cash	11,642,903	(665,114)
Cash at beginning of period	270,560	726,436
Cash at end of period	$11,913,463	$61,322
Supplemental disclosures:
Cash paid for interest	$70,848	$23,019

NONCASH INVESTING AND FINANCING ACTIVITIES:
Fair value of warrants issued with initial public offering	$936,042	$—

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DISAGGREGATION OF REVENUE

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
ROC SDK	$1,590,311	$864,635	$2,912,612	$2,542,140
ROC Watch	248,121	1,924,583	1,137,601	2,427,230
ROC ABIS	163,646	19,885	233,467	39,554
ROC Enroll	82,697	36,815	124,593	274,460
ROC Evidence	17,500	—	17,500	—
Total Product Revenue	2,102,275	2,845,918	4,425,773	5,283,384
R&D Contracts	2,990,707	2,123,004	3,215,851	2,859,060
Total Revenue	$5,092,982	$4,968,922	$7,641,624	$8,142,444

Media inquiries:

Matt Aitken, VP of Marketing

media@roc.ai

Investor inquiries:

CORE IR

ir@roc.ai